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                                   EXHIBIT 4.9

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OR COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

              AMENDED AND RESTATED CONVERTIBLE TERM PROMISSORY NOTE

$905,000.00                                                    December 22, 2000

         FOR VALUE RECEIVED, the undersigned E-Sync Networks, Inc., a Delaware corporation (the "Maker"), having an address at 35 Nutmeg Drive, Trumbull, CT 06611, hereby unconditionally promises to pay to the order of the Payee listed on the signature page hereto ("Payee"), at the office of the Payee as is set forth on the signature page hereto, of such other office as the holder hereof may designate, in lawful money of the United States, the principal sum of NINE HUNDRED FIVE THOUSAND DOLLARS ($905,000.00), together with interest thereon as provided for below.

         This Convertible Term Promissory Note (the "Note"), together with any other Convertible Term Promissory Notes issued by the Maker on or after the date hereof in this form in the aggregate amount of up to $1,000,000, are collectively referred to as the "Notes".

1. INTEREST RATE. Maker shall pay interest, in arrears, on the unpaid principal balance hereof outstanding from time to time at a rate equal to Ten Percent (10%) per annum. Interest shall commence to accrue on the date hereof and shall continue until the principal hereof is paid in full (whether before or after maturity or judgment).

         Anything contained in this Note to the contrary notwithstanding, the Payee does not intend to charge and the Maker shall not be required to pay interest or other charges in excess of the maximum rate permitted by applicable law. Any payments in excess of such maximum rate shall be refunded to Maker or credited against principal.
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2.       PAYMENT OF PRINCIPAL AND INTEREST. Maker shall pay all interest and principal due hereon on April 15, 2001; provided, however, that in the event that, after the date hereof and in addition to the sale of the Notes, Maker receives additional funds of not less than $1,000,000.00 in the aggregate on terms substantially similar to the terms of this Note (or upon other terms determined to be satisfactory by the holder of a majority in the amount of the Notes), then the date on which such interest and principal shall be due hereunder shall be extended to May 31, 2001 (such date, or as extended, as the case may be, the "Due Date"). All payments shall first be applied to interest and then to principal.

3. VOLUNTARY PREPAYMENT. Maker may not prepay any amounts due hereon, in whole or in part, without the prior written consent of the Payee (which may be withheld at Payee's sole discretion).

4. EXPENSES. Maker shall pay the Payee, on demand, for all reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred in the preparation of the Notes and the consummation of the loans being made in connection herewith, and (upon a default) collection of this Note.

5.       VOLUNTARY CONVERSION. If this Note has not converted pursuant to
Section 6 below prior to the Due Date, then the Payee shall have the option to convert this Note, at any time prior to the first to occur of (i) payment thereof and (ii) the 180th day subsequent to the Due Date, into such whole number of fully paid and non-assessable shares of the Maker's common stock, par value $0.01 per share ("Common Stock"), that is equal to the quotient of (a) the outstanding principal hereunder plus all interest accrued thereon; divided by
(b) $0.25; provided, however, that such principal and accrued interest thereon shall not be convertible into more than 600,000 shares of Common Stock.

6.       MANDATORY CONVERSION.

         (a) RIGHTS UPON FINANCING. The outstanding principal hereunder and all interest accrued hereon shall, automatically and without the need for further action or consent of any party, on the initial closing date of the Next Financing Round (as defined below), be converted into such number of fully paid and non-assessable Preferred Shares that is equal to the quotient of (a) the outstanding principal hereunder plus all interest accrued thereon divided by (b) the per share initial offering price of such Preferred Shares.

         (b) DEFINITIONS. For purposes of this Section 6: (i) "Next Financing Round" means the issuance by the Maker in its next round of outside equity or debt financing of the Maker's preferred stock or convertible debt securities, as the case may be (and which may include the Notes) in consideration of not less than $3,500,000 in cash (inclusive of amounts paid by the conversion of any Notes); and (ii) "Preferred Shares" means shares of that series of preferred stock of the Maker, or securities convertible into the same, issued in the Next Financing Round.
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         (c) NEGATIVE COVENANT. In order to protect Payee's conversion rights pursuant to this Section 6, Maker shall not, while any amounts remain outstanding on this Note, sell any preferred stock except (i) to Payee, (ii) with the prior written consent of Payee, or (iii) in a Next Financing Round.

7.       FRACTIONAL SHARES. Upon the conversion of this Note pursuant to either
Section 5 or Section 6, no fractional shares or scrip representing fractional shares shall be issued. With respect to any fraction of a share called for upon the conversion of this Note or any portion hereof, a cash amount equal to such fraction shall be paid to the Payee.

8. DEFAULT; ACCELERATION. The occurrence of any of the following shall constitute an "Event of Default":

         (a) Maker shall fail to make any payment of any principal, interest or other amount when due under any of the Notes and such failure shall continue for a period of five (5) business days.

         (b) Maker shall be dissolved or shall make an assignment for the benefit of creditors; or shall have a receiver, custodian, trustee or conservator appointed for all or substantially all its assets.

         (c) Any case or proceeding under any bankruptcy, insolvency, receivership or similar law affecting Maker shall be commenced (provided that if such case or proceeding is not commenced by Maker, same remains undismissed for a period of sixty (60)
                  days).

         (d) Any representation or warranty of Maker contained in any Note or any related document shall prove to be untrue or misleading in any material respect.

Upon the occurrence, and at any time during the continuance, of an Event of Default, Payee, at Payee's option and without the need for presentment, demand, protest, or other notice of any kind, may declare all unpaid principal hereof and interest hereunder to be immediately due and payable and same shall become immediately due and payable upon such declaration. Any actions by the Payees of the Notes pursuant to this Section 8 shall be taken by the majority in interest of the Notes.

9. CERTAIN WAIVERS. Maker and any endorser or guarantor hereof (collectively, the "Obligors") and each of them: (i) waive(s) presentment, diligence, protest, demand, notice of demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any collateral or other security; (ii) consent(s) to any and all delays, extensions, renewals or other modifications
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with respect to this Note, any related document or the debt(s) or collateral evidenced hereby or thereby or any waivers of any term hereof or thereof, any release, surrender, taking of additional, substitution, exchange, failure to perfect, record, preserve, realize upon, or lawfully dispose of, or any other impairment of, any collateral or other security, or any other failure to act by the Payee or any other forbearance or indulgence shown by the Payee, from time to time and in one or more instances (without notice to or assent from any of the Obligors) and agree(s) that none of the foregoing shall release, discharge or otherwise impair any of their liabilities; (iii) agree(s) that the full or partial release or discharge of any Obligor(s) shall not release, discharge or otherwise impair the liabilities of any other Obligor(s); and (iv) otherwise waive(s) any other defenses based on suretyship or impairment of collateral.

10. COMMERCIAL TRANSACTION; JURY WAIVER. EACH OF THE PAYEE AND THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION. EACH OF THE PAYEE AND THE MAKER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND, ARISING UNDER OR OUT OF, OR OTHERWISE RELATED TO OR OTHERWISE CONNECTION WITH, THIS NOTE AND/OR ANY RELATED DOCUMENT.

11. BINDING NATURE. This Note shall bind the Maker and Maker's heirs, representatives, successors and assigns and shall inure to the benefit of the Payee and its successors and assigns. The term "Payee" as used herein shall include, in addition to the initial Payee, any successors, endorsees, or other assignees of such Payee and shall also include any other holder of this Note.

12. SUBORDINATION. Notwithstanding anything to the contrary herein, Payee and each holder from time to time of this Note by its acceptance hereof agrees that all payments on this Note shall be subordinate and subject in right of payment to the prior payment in full of all Senior Debt (as defined below), and further agrees that it shall enter into such agreements with Maker and the holders of any such Senior Debt to acknowledge and evidence the terms of such subordination as Maker shall from time to time reasonably request, provided, however, that the provisions of this Section 12 and the terms of any such agreements do not prevent or limit the exercise by Payee of its right to convert this Note into equity pursuant to Section 5 or Section 6 hereof. For purposes of this Note, "Senior Debt" means (a) all obligations of Maker in respect of any indebtedness of Maker to banks, financial institutions or institutional lenders or investors, including, without limitation, obligations in respect of principal, premium, interest, reimbursement obligations and fees and expenses, and (b) any and all renewals, extensions, increases or rearrangements of any of the foregoing, in each case, whether existing on the date of this Note or hereafter created, incurred or acquired. Without limiting or expanding the foregoing provisions of this definition, this Note is not intended to be either superior or subordinate in right of payment to any obligation of Maker, whether existing on the date of this Note or hereafter created, other than Senior Debt.
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13.      GOVERNING LAW. This Note shall be governed by and construed and interpreted in accordance with the laws of the State of Connecticut, without regard to its rules pertaining to conflicts of laws thereunder.

14. MISCELLANEOUS. No delay or omission by the Payee in exercising any right or remedy hereunder or under any guaranty hereof shall operation as a waiver of such right or remedy or any other right or remedy, and a waiver on one occasion shall not be a bar to or waiver of any right or remedy on any other occasion. All rights and remedies of the Payee hereunder, any other applicable document and under applicable law shall be cumulative and not in the alternative. No provision of this Note or any guaranty hereof may be waived or modified orally but only by a writing signed by the party against whom enforcement of such amendment, waiver or other modification is sought.
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         IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the day and year first written above.

                                     E-SYNC NETWORKS, INC.


                                     By: /s/ Michael W.G. Fix
                                         -------------------------------------
                                     Name:  Michael W.G. Fix
                                     Title:    Chairman and CEO

Payee:   CE Capital Partnership, L.P.



Address:    375 Park Avenue, Suite 1604
            New York, NY 10152